Exhibit 99.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

For the Quarter ended July 31, 2002, Imperial Petroleum Recovery Corporation (the "Company") filed with the Securities and Exchange Commission that C. Brent Kartchner, Chief Executive Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: September 24, 2002            By: /s/ C. Brent Kartchner
                                        C. Brent Kartchner
                                        President and CEO